Exhibit 21

L-3 Communications Holdings, Inc. and Subsidiaries
As of December 31, 2003

L-3 Communications Holdings, Inc.
  L-3 Communications Corporation
  Aviation Communications & Surveillance Systems, LLC (70%)
  ACSS – NZSC Limited (70%)
  Honeywell TCAS Inc. (70%)
  Electrodynamics, Inc.
  Henschel Inc.
  Hygienetics Environmental Services, Inc.
  Interstate Electronics Corporation
  KDI Precision Products, Inc.
  L-3 Canada Acquisition Inc.
  Wescam Inc.
  1179023 Ontario Ltd
  1374474 Ontario Inc.
  1415645 Ontario Inc.
  3052893 Nova Scotia Company
  Applied Physics Specialties Limited
  3033544 Nova Scotia Company
  Wescam Asia Pte Ltd (50%)
  Wescam Europe Limited
  Wescam Financial (U.S.A.) LLC
  L-3 Communications Aeromet, Inc.
  L-3 Communications AIS GP Corporation
  L-3 Communications Integrated Systems L.P. (1%+99%)
  L-3 Communications AeroTech LLC
  Army Fleet Support, LLC (40% +40%)
  J-R Technical Management, L.L.C. (50%)
  J-R Technical Services Limited Partnership, L.L.P. (49.5%+1%*50%)
  L-3 Communications Flight Capital LLC
  L-3 Communications Flight International Aviation LLC
  L-3 Communications Vector International Aviation LLC
  L3 Communications Australia Proprietary Limited
  L-3 Communications Australia Pty Ltd
  L-3 Communications Avionics Systems, Inc.
  L-3 Communications Aydin Corporation
  Aydin Foreign Sales Limited
  L-3 Communications Global Network Solutions U.K. Ltd.
  L-3 Communications Investments Inc.
  L-3 Communications Canada Inc.
  L-3 Communications MAS (Canada) Inc.
  Spar Aerospace Limited
  L-3 Communications ESSCO, Inc.
  Electronic Space Systems International Corp.
  ESSCO Collins Limited (99.99%)
  L-3 Communications Government Services, Inc.
  L-3 Communications Holding GmbH
  L-3 Communications ELAC Nautik GmbH
  ELAC Nautik Unterstützungskaße GmbH
  Power Paragon (Deutschland) Holding GmbH (99% +1%)
  EuroAtlas Gesellschaft für Leistungselektronik mbH

L-3 Communications Holdings, Inc. and Subsidiaries — (continued)
As of December 31, 2003

  JovyAtlas Elektrische Umformtechnik GmbH (99% +1%)
  Narda Safety Test Solutions GmbH
  PMM Costuzioni Electtroniche Centro Misure Radioelettriche S.r.l. (98%)
  L-3 Communications Hong Kong Limited
  L-3 Communications ILEX Systems, Inc.
  L-3 Communications Klein Associates, Inc.
  L-3 Communications Korea Corporation
  L-3 Communications Malaysia Sdn. Bhd.
  L-3 Communications MAS (US) Corporation
  L-3 Communications Secure Information Technology, Inc.
  L-3 Communications Security and Detection Systems Corporation California
  L-3 Communications Security and Detection Systems Corporation Delaware
  L-3 Communications Security Systems Corporation
  L-3 Communications Singapore Pte Ltd
  L-3 Communications Storm Control Systems, Inc.
  L-3 Communications U.K. Ltd.
  Storm Control Systems Limited
  L-3 Communications Westwood Corporation
  Logimetrics, Inc. (55%)
  Logimetrics FSC, Inc. (55%)
  mmTECH, INC. (55%)
  L-Tres Comunicaciones Cost Rica, S.A.
  Microdyne Corporation
  Microdyne Communications Technologies Incorporated
  MCTI Acquisition Corporation
  Apcom, Inc.
  L-3 Communications CSI, Inc.
  Microdyne Ltd.
  Microdyne Outsourcing Incorporated
  MPRI, Inc.
  Ship Analytics, Inc.
  Ship Analytics International, Inc.
  Ship Analytics USA, Inc.
  PacOrd Inc.
  Power Paragon, Inc.
  SPD Electrical Systems, Inc.
  SPD Switchgear Inc.
  SYColeman Corporation
  Wescam Holdings (US) Inc.
  Broadcast Sports Inc.
  Troll Technology Corporation
  Wescam Incorporated
  Wescam Air Ops Inc.
  Wescam Air Ops LLC
  Wescam Sonoma Inc.
  Wescam LLC
  Wolf Coach, Inc.